CMLTI 2006-AMC1		Filed pursuant to Rule 433(d) Registration Statement No. 333-131136

Term Sheet		Date Prepared: September 12, 2006
Citigroup Mortgage Loan Trust Asset-Backed Certificates,

Series 2006-AMC1

Approximate Total Offered Size: $625,148,000
Citigroup Global Markets Realty Corp.
Seller
Ameriquest Mortgage Company
Servicer
Citigroup Mortgage Loan Trust, Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P / Moody’s / DBRS)			WAL (Call / Maturity) (3)	Window (Call / Maturity) (3)
OFFERED CERTIFICATES
A-2A	$217,942,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	1.00 / 1.00	1 - 21 / 1 - 21
A-2B	$177,498,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	3.00 / 3.12	21 - 73 / 21 - 110
A-2C	$7,320,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	6.08 / 10.95	73 - 73 / 110 - 160
M-1	$45,518,000	FLT/MEZZ	17.45%	AA+	Aa1	AA (high)	4.75 / 5.23	48 - 73 / 48 - 149
M-2	$53,971,000	FLT/MEZZ	13.30%	AA	Aa2	AA	4.51 / 4.96	44 - 73 / 44 - 138
M-3	$22,109,000	FLT/MEZZ	11.60%	AA-	Aa3	AA (low)	4.40 / 4.82	42 - 73 / 42 - 128
M-4	$18,207,000	FLT/MEZZ	10.20%	A+	A1	A (high)	4.35 / 4.76	41 - 73 / 41 - 123
M-5	$23,409,000	FLT/MEZZ	8.40%	A	A2	A	4.31 / 4.70	40 - 73 / 40 - 119
M-6	$14,956,000	FLT/MEZZ	7.25%	A-	A3	A (low)	4.29 / 4.65	40 - 73 / 40 - 112
M-7	$17,557,000	FLT/MEZZ	5.90%	BBB+	Baa1	BBB (high)	4.25 / 4.58	39 - 73 / 39 - 107
M-8	$9,754,000	FLT/MEZZ	5.15%	BBB	Baa2	BBB	4.25 / 4.54	39 - 73 / 39 - 100
M-9	$16,907,000	FLT/MEZZ	3.85%	BBB-	Baa3	BBB (low)	4.22 / 4.45	38 - 73 / 38 - 96
NON-OFFERED CERTIFICATES
A-1	$625,297,000	FLT/SR/PT	20.95%	AAA	Aaa	AAA	2.13 / 2.34	1 - 73 / 1 - 180
M-10	$10,405,000	FLT/MEZZ	3.05%	BB+	Ba1	BB (high)	4.22 / 4.35	38 - 73 / 38 - 86
M-11	$13,005,000	FLT/MEZZ	2.05%	BB	Ba2	BB	4.16 / 4.19	37 - 73 / 37 - 79

(1) Certificate sizes are subject to change (+/- 5%)
(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3) Based on Pricing Prepayment Assumption
(4) Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[September __, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	September 28, 2006
Trustee:	[U.S. Bank, N.A.]	Trust Administrator	[Citibank N.A.]

Citigroup Global Markets Inc.

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Michael Murai (212) 723-1256 Kapil Dargan (212) 723-6195	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Tai Wu (212) 723-5859 Noel Doromal (212) 723-9026

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2006-AMC1

Offered Certificates:
Approximately $402,760,000 senior floating-rate certificates (the Class A-2A, Class A-2B and Class A-2C Certificates) and approximately $222,388,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B, and Class A-2C Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Ameriquest Mortgage Company

Servicer:
Ameriquest Mortgage Company

Ameriquest Mortgage Company currently has a Servicer Quality rating of “SQ2+” by Moodys, a rating of “Strong” by S & P and a rating of “RPS2+” by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:	[TBD]

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, N.A.]

Cap Provider:	[TBD]

Mortgage Loans:
6,772 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,300,516,002. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 4,888 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $$791,015,404 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 1,884 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $509,500,597 with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about September 28, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing October 25, 2006

Cut-Off Date:	September 1, 2006.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to 0.515% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be September 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificate (other than the Class M-10 and Class M-11 Certificates) are expected to be ERISA eligible - subject to one or more investor-based exemptions.

Tax Status:
Each offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•    (1) the Formula Rate
•    (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•    On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related maximum cap rate.
•    After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 41.90% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage
Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

The Maximum Cap Rate is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Certificates For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) The Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates. The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)   the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and
(y)   interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x)   the sum of:
(i)    the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii)   the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y)   the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus the lesser of (1) Excess Interest and (2) overcollateralization deficiency amounts minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 58.10% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 58.10% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates and third to the Class A-2C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Group I Certificates, Group II Certificates, and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in October 2006 through and including January 2011 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) [5.40]% and (b) the notional balance for such Distribution Date as set forth on page [15] herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  To pay interest on the related Class A Certificates on a pro-rata basis based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)    To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B and A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)   To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)    To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, A-2B and A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)        To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.     From Excess Interest, if any, to cover current losses
5.     From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:
6.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.   From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)    to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9. From the cash received from the cap agreement to cover interest carry forward amounts on the Class A Certificates.
10. To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.
11. To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)   the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
October 2008 through September 2009	1.25%
October 2009 through September 2010	2.80%
October 2010 through September 2011	4.45%
October 2011 through September 2012	5.70%
October 2012 and thereafter	6.40%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds 38.19% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	20.95%	41.90%
M-1	17.45%	34.90%
M-2	13.30%	26.60%
M-3	11.60%	23.20%
M-4	10.20%	20.40%
M-5	8.40%	16.80%
M-6	7.25%	14.50%
M-7	5.90%	11.80%
M-8	5.15%	10.30%
M-9	3.85%	7.70%
M-10	3.05%	6.10%
M-11	2.05%	4.10%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)   the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [2.05]% of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [4.10]% of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.57	22.61	38	9.90	18.50
2	7.46	21.42	39	10.23	18.79
3	7.71	21.59	40	10.01	18.96
4	7.46	21.24	41	10.04	19.08
5	7.46	21.14	42	11.11	20.21
6	8.26	21.83	43	10.03	18.93
7	7.46	20.91	44	10.36	19.24
8	7.71	21.02	45	10.02	18.80
9	7.46	20.63	46	10.37	19.71
10	7.71	20.73	47	10.04	19.44
11	7.46	20.32	48	10.04	19.36
12	7.46	20.17	49	10.37	19.69
13	7.71	20.26	50	10.03	19.21
14	7.46	19.86	51	10.35	19.54
15	7.71	19.96	52	10.02	19.21
16	7.46	19.56	53	10.01	12.16
17	7.46	19.41	54	11.08	13.45
18	7.98	19.78	55	10.00	12.14
19	7.47	19.12	56	10.33	12.54
20	7.73	19.21	57	9.99	12.13
21	7.51	19.00	58	10.32	12.67
22	8.73	19.63	59	9.98	12.29
23	8.76	18.79	60	9.97	12.28
24	8.74	17.99	61	10.30	12.68
25	9.01	17.55	62	9.96	12.26
26	8.72	16.94	63	10.28	12.66
27	9.02	17.10	64	9.95	12.24
28	9.11	17.11	65	9.94	12.23
29	9.23	17.12	66	10.62	13.06
30	10.21	17.98	67	9.93	12.20
31	9.23	16.85	68	10.25	12.60
32	9.54	17.03	69	9.92	12.18
33	9.25	16.67	70	10.24	12.58
34	10.08	17.74	71	9.90	12.16
35	9.90	17.60	72	9.90	12.15
36	9.90	17.91	73	10.22	12.54
37	10.23	18.58

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.43% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.75	22.79	38	9.48	18.11
2	7.62	21.58	39	9.79	18.37
3	7.88	21.75	40	9.56	18.41
4	7.62	21.40	41	9.58	18.54
5	7.62	21.30	42	10.60	19.60
6	8.44	22.00	43	9.57	18.38
7	7.62	21.06	44	9.88	18.67
8	7.88	21.19	45	9.56	18.24
9	7.62	20.79	46	9.89	18.98
10	7.88	20.89	47	9.57	18.73
11	7.62	20.48	48	9.56	18.65
12	7.62	20.33	49	9.88	18.94
13	7.87	20.43	50	9.55	18.49
14	7.62	20.02	51	9.86	18.79
15	7.87	20.12	52	9.54	18.45
16	7.62	19.71	53	9.52	11.40
17	7.62	19.56	54	10.52	12.59
18	8.15	19.94	55	9.49	11.35
19	7.63	19.27	56	9.79	11.70
20	7.90	19.38	57	9.46	11.30
21	7.67	19.16	58	9.76	11.78
22	8.64	19.54	59	9.44	11.44
23	8.65	18.70	60	9.43	11.43
24	8.63	17.89	61	9.74	11.79
25	8.90	17.45	62	9.41	11.39
26	8.60	16.84	63	9.72	11.75
27	8.89	16.99	64	9.39	11.35
28	8.86	16.89	65	9.39	11.34
29	8.94	16.89	66	10.02	12.10
30	9.89	17.73	67	9.37	11.30
31	8.93	16.62	68	9.67	11.66
32	9.24	16.80	69	9.35	11.26
33	8.95	16.44	70	9.65	11.62
34	9.64	17.32	71	9.33	11.23
35	9.49	17.22	72	9.32	11.21
36	9.49	17.52	73	9.62	11.56
37	9.80	18.17

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.35% and 5.43% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes cash from Cap Agreement.

Cap Agreement Schedule, Strike= [5.40]% for all Periods.

Period	Notional Balance ($)	Period	Notional Balance ($)
1	1,250,446,000.00	28	313,635,085.68
2	1,232,975,435.83	29	298,658,715.24
3	1,212,318,844.70	30	284,309,671.69
4	1,188,526,567.36	31	270,560,279.42
5	1,161,672,122.05	32	257,385,237.73
6	1,131,852,929.38	33	244,760,319.72
7	1,099,199,412.81	34	232,662,156.28
8	1,063,895,978.55	35	221,074,870.77
9	1,026,168,881.26	36	221,074,870.77
10	986,268,749.46	37	221,074,870.77
11	946,917,581.33	38	220,785,727.21
12	909,063,400.24	39	211,764,256.33
13	872,649,651.64	40	203,117,395.55
14	837,621,397.16	41	194,830,289.47
15	803,925,798.46	42	186,887,174.19
16	771,512,036.90	43	179,273,187.70
17	740,331,236.07	44	171,974,497.34
18	710,173,380.18	45	164,977,854.43
19	680,476,159.53	46	158,270,575.56
20	650,979,382.83	47	151,840,729.94
21	621,811,258.95	48	145,676,549.70
22	558,172,512.40	49	139,766,784.37
23	486,644,865.99	50	134,100,776.03
24	425,322,251.37	51	128,668,317.51
25	372,743,033.16	52	123,459,633.29
26	345,593,067.49	53 and Thereafter	0.00
27	329,269,386.01

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.74	2.34	1.26	1.00
Principal Window (mos)	1 - 317	1 - 180	1 - 31	1 - 24
Principal Window End (date)	Feb-33	Sep-21	Apr-09	Sep-08

A-2A
WAL (yrs)	1.65	1.00	0.73	0.58
Principal Window (mos)	1 - 38	1 - 21	1 - 16	1 - 12
Principal Window End (date)	Nov-09	Jun-08	Jan-08	Sep-07

A-2B
WAL (yrs)	7.22	3.12	1.74	1.40
Principal Window (mos)	38 - 228	21 - 110	16 - 27	12 - 23
Principal Window End (date)	Sep-25	Nov-15	Dec-08	Aug-08

A-2C
WAL (yrs)	21.95	10.95	2.33	1.91
Principal Window (mos)	228 - 305	110 - 160	27 - 29	23 - 23
Principal Window End (date)	Feb-32	Jan-20	Feb-09	Aug-08

M-1
WAL (yrs)	9.19	5.23	5.77	3.76
Principal Window (mos)	48 - 280	48 - 149	31 - 108	24 - 76
Principal Window End (date)	Jan-30	Feb-19	Sep-15	Jan-13

M-2
WAL (yrs)	9.15	4.96	4.37	3.34
Principal Window (mos)	48 - 266	44 - 138	44 - 84	34 - 59
Principal Window End (date)	Nov-28	Mar-18	Sep-13	Aug-11

M-3
WAL (yrs)	9.12	4.82	3.79	2.93
Principal Window (mos)	48 - 252	42 - 128	41 - 78	32 - 55
Principal Window End (date)	Sep-27	May-17	Mar-13	Apr-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.09	4.76	3.61	2.80
Principal Window (mos)	48 - 244	41 - 123	38 - 75	31 - 53
Principal Window End (date)	Jan-27	Dec-16	Dec-12	Feb-11

M-5
WAL (yrs)	9.05	4.70	3.45	2.69
Principal Window (mos)	48 - 237	40 - 119	36 - 72	29 - 51
Principal Window End (date)	Jun-26	Aug-16	Sep-12	Dec-10

M-6
WAL (yrs)	9.01	4.65	3.35	2.61
Principal Window (mos)	48 - 226	40 - 112	35 - 68	28 - 48
Principal Window End (date)	Jul-25	Jan-16	May-12	Sep-10

M-7
WAL (yrs)	8.94	4.58	3.28	2.54
Principal Window (mos)	48 - 217	39 - 107	34 - 65	27 - 46
Principal Window End (date)	Oct-24	Aug-15	Feb-12	Jul-10

M-8
WAL (yrs)	8.87	4.54	3.20	2.48
Principal Window (mos)	48 - 205	39 - 100	34 - 60	27 - 43
Principal Window End (date)	Oct-23	Jan-15	Sep-11	Apr-10

M-9
WAL (yrs)	8.76	4.45	3.15	2.42
Principal Window (mos)	48 - 197	38 - 96	33 - 58	26 - 42
Principal Window End (date)	Feb-23	Sep-14	Jul-11	Mar-10

M-10
WAL (yrs)	8.59	4.35	3.06	2.36
Principal Window (mos)	48 - 179	38 - 86	33 - 52	26 - 38
Principal Window End (date)	Aug-21	Nov-13	Jan-11	Nov-09

M-11
WAL (yrs)	8.31	4.19	2.96	2.28
Principal Window (mos)	48 - 164	37 - 79	32 - 47	25 - 35
Principal Window End (date)	May-20	Apr-13	Aug-10	Aug-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.38	2.13	1.26	1.00
Principal Window (mos)	1 - 152	1 - 73	1 - 31	1 - 24
Principal Window End (date)	May-19	Oct-12	Apr-09	Sep-08

A-2A
WAL (yrs)	1.65	1.00	0.73	0.58
Principal Window (mos)	1 - 38	1 - 21	1 - 16	1 - 12
Principal Window End (date)	Nov-09	Jun-08	Jan-08	Sep-07

A-2B
WAL (yrs)	6.94	3.00	1.74	1.40
Principal Window (mos)	38 - 152	21 - 73	16 - 27	12 - 23
Principal Window End (date)	May-19	Oct-12	Dec-08	Aug-08

A-2C
WAL (yrs)	12.66	6.08	2.33	1.91
Principal Window (mos)	152 - 152	73 - 73	27 - 29	23 - 23
Principal Window End (date)	May-19	Oct-12	Feb-09	Aug-08

M-1
WAL (yrs)	8.31	4.75	3.41	2.47
Principal Window (mos)	48 - 152	48 - 73	31 - 43	24 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-2
WAL (yrs)	8.31	4.51	3.58	2.74
Principal Window (mos)	48 - 152	44 - 73	43 - 43	33 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-3
WAL (yrs)	8.31	4.40	3.51	2.74
Principal Window (mos)	48 - 152	42 - 73	41 - 43	32 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.31	4.35	3.34	2.65
Principal Window (mos)	48 - 152	41 - 73	38 - 43	31 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-5
WAL (yrs)	8.31	4.31	3.20	2.55
Principal Window (mos)	48 - 152	40 - 73	36 - 43	29 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-6
WAL (yrs)	8.31	4.29	3.12	2.47
Principal Window (mos)	48 - 152	40 - 73	35 - 43	28 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-7
WAL (yrs)	8.31	4.25	3.07	2.42
Principal Window (mos)	48 - 152	39 - 73	34 - 43	27 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-8
WAL (yrs)	8.31	4.25	3.02	2.37
Principal Window (mos)	48 - 152	39 - 73	34 - 43	27 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-9
WAL (yrs)	8.31	4.22	3.00	2.34
Principal Window (mos)	48 - 152	38 - 73	33 - 43	26 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-10
WAL (yrs)	8.31	4.22	2.96	2.31
Principal Window (mos)	48 - 152	38 - 73	33 - 43	26 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

M-11
WAL (yrs)	8.26	4.16	2.94	2.28
Principal Window (mos)	48 - 152	37 - 73	32 - 43	25 - 33
Principal Window End (date)	May-19	Oct-12	Apr-10	Jun-09

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.94	26	3.20	50	4.14
2	2.22	27	3.39	51	4.32
3	2.40	28	3.47	52	4.13
4	2.22	29	3.55	53	4.12
5	2.22	30	4.09	54	4.66
6	2.76	31	3.54	55	4.11
7	2.22	32	3.73	56	4.28
8	2.39	33	3.56	57	4.09
9	2.21	34	4.13	58	4.26
10	2.39	35	4.11	59	4.07
11	2.21	36	4.10	60	4.06
12	2.21	37	4.28	61	4.24
13	2.39	38	3.97	62	4.04
14	2.21	39	4.21	63	4.22
15	2.39	40	4.13	64	4.02
16	2.21	41	4.16	65	4.01
17	2.21	42	4.71	66	4.37
18	2.57	43	4.15	67	4.00
19	2.22	44	4.33	68	4.18
20	2.41	45	4.14	69	4.00
21	2.25	46	4.34	70	4.18
22	3.14	47	4.16	71	4.00
23	3.26	48	4.15	72	4.01
24	3.23	49	4.33	73	4.19
25	3.40

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.35% 6mL = 5.43%
4) 10% optional clean-up call
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.34951	5.43382	2.94	26	4.92233	4.99760	3.58	50	5.16620	5.23144	4.17
2	5.35868	5.42769	2.21	27	4.93185	5.00668	3.74	51	5.17011	5.23614	4.34
3	5.37622	5.40977	2.37	28	4.94176	5.01594	3.76	52	5.17130	5.24126	4.17
4	5.39098	5.38044	2.18	29	4.95117	5.02556	3.80	53	5.17389	5.24711	4.17
5	5.39178	5.34301	2.18	30	4.95953	5.03556	4.30	54	5.17909	5.25325	4.69
6	5.36746	5.30003	2.74	31	4.96701	5.04598	3.78	55	5.18650	5.25897	4.14
7	5.31358	5.25484	2.25	32	4.97572	5.05687	3.95	56	5.19375	5.26371	4.30
8	5.25357	5.21156	2.49	33	4.98626	5.06837	3.77	57	5.20018	5.26747	4.11
9	5.20413	5.17177	2.36	34	4.99826	5.08066	4.28	58	5.20566	5.27044	4.29
10	5.17138	5.13488	2.57	35	5.00996	5.09380	4.25	59	5.20989	5.27282	4.10
11	5.13958	5.09945	2.42	36	5.02072	5.10714	4.23	60	5.21270	5.27489	4.09
12	5.10219	5.06621	2.46	37	5.03096	5.11984	4.38	61	5.21431	5.27697	4.26
13	5.05952	5.03694	2.67	38	5.04328	5.13116	4.08	62	5.21584	5.27935	4.07
14	5.01993	5.01331	2.54	39	5.05850	5.14116	4.29	63	5.21759	5.28208	4.24
15	4.98750	4.99520	2.74	40	5.07541	5.15010	4.20	64	5.21962	5.28517	4.05
16	4.96328	4.98164	2.59	41	5.08833	5.15834	4.23	65	5.22205	5.28862	4.05
17	4.94435	4.97152	2.61	42	5.09529	5.16657	4.75	66	5.22493	5.29239	4.39
18	4.93020	4.96451	2.96	43	5.09748	5.17563	4.22	67	5.22825	5.29643	4.02
19	4.92069	4.96049	2.64	44	5.10199	5.18608	4.38	68	5.23187	5.30068	4.20
20	4.91353	4.95929	2.83	45	5.11098	5.19701	4.19	69	5.23575	5.30512	4.02
21	4.90784	4.96078	2.68	46	5.12381	5.20709	4.39	70	5.23988	5.30971	4.21
22	4.90381	4.96487	3.55	47	5.13668	5.21517	4.21	71	5.24417	5.31444	4.03
23	4.90316	4.97133	3.66	48	5.14849	5.22151	4.19	72	5.24862	5.31927	4.03
24	4.90654	4.97950	3.63	49	5.15880	5.22673	4.36	73	5.25321	5.32418	4.20
25	4.91363	4.98851	3.77

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. 10% optional clean-up call
4. Includes payments made from the Cap Agreement if any

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	30.50	5.77	21.21
M-2	23.08	6.43	17.68
M-3	20.41	8.26	16.24
M-4	18.34	8.95	15.04
M-5	15.85	9.02	13.50
M-6	14.32	10.18	12.49
M-7	12.56	10.30	11.27
M-8	11.59	11.71	10.57
M-9	9.88	10.99	9.27
M-10	8.89	12.29	8.49
M-11	8.00	12.09	7.76

Assumptions

1.	Stepdown fail
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR forward
8.	100% Principal and Interest Advancing

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,300,516,001.59
Number of Mortgage Loans	6,772
Average Scheduled Principal Balance:	$192,043.12	$19,965.90	$997,847.42
Weighted Average Gross Coupon:	8.396%	6.000%	13.500%
Weighted Average Original Credit Score:	619	500	816
Weighted Average Combined LTV Ratio (1):	81.37%	9.94%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	86.37%	9.94%	100.00%
Weighted Average Stated Remaining Term:	355 months	114 months	359 months
Weighted Average Original Term:	358 months	120 months	360 months
Weighted Average Roll Term:	24 months	17 months	35 months
Weighted Average Gross Margin:	5.891%	2.750%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.000%	2.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.437%	12.000%	19.500%
Weighted Average Gross Minimum Lifetime Rate:	8.437%	6.000%	13.500%
Weighted Average Seasoning:	3 months	1 month	8 months
Weighted Average Origination Date:	May 2006	January 2006	July 2006
Weighted Average Next Adjustment Date:	September 2008	February 2008	August 2009
Percent Interest Only Loans:	15.26%
Percent Second Liens:	1.18%
Percent of First Lien with Silent Seconds:	27.15%
Weighted Average Debt-To-Income Ratio:	40.53%	1.00%	55.00%

(1) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value
(2) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
FIXED -10 YEAR	11	1,180,490.77	0.09	107,317.34	8.587	625	71.29
FIXED -15 YEAR	60	7,140,601.72	0.55	119,010.03	8.020	635	69.76
FIXED -20 YEAR	37	4,739,330.12	0.36	128,090.00	7.869	637	75.33
FIXED -25 YEAR	9	1,085,260.45	0.08	120,584.49	8.775	616	84.85
FIXED -30 YEAR	1,479	189,475,805.06	14.57	128,110.75	8.315	628	78.07
FIXED -30 YEAR IO	56	13,102,748.51	1.01	233,977.65	7.754	657	78.81
FIXED BALLOON 40/30	115	22,383,465.02	1.72	194,638.83	7.718	633	79.46
HYBRID 2 YRS FIXED	2,407	446,665,211.05	34.35	185,569.26	8.803	602	82.19
HYBRID 2 YRS FIXED BALLOON	711	180,447,452.11	13.88	253,793.88	8.203	625	81.96
HYBRID 2 YRS FIXED IO	476	142,526,041.40	10.96	299,424.46	7.757	656	82.44
HYBRID 3 YRS FIXED	996	183,997,977.89	14.15	184,736.93	8.597	605	81.35
HYBRID 3 YRS FIXED BALLOON	263	64,921,804.76	4.99	246,850.97	8.188	623	84.02
HYBRID 3 YRS FIXED IO	152	42,849,812.73	3.29	281,906.66	7.554	653	82.07
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
AMERIQUEST	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
20,000 - 25,000	36	805,236.12	0.06	22,367.67	12.026	634	100.00
25,001 - 50,000	207	7,431,376.58	0.57	35,900.37	12.127	632	99.97
50,001 - 75,000	493	32,623,315.31	2.51	66,173.05	9.688	606	82.50
75,001 - 100,000	757	66,446,999.11	5.11	87,776.75	9.132	600	82.05
100,001 - 125,000	721	80,904,136.30	6.22	112,211.01	8.893	605	81.19
125,001 - 150,000	732	100,685,361.98	7.74	137,548.31	8.684	608	81.60
150,001 - 175,000	643	104,043,722.51	8.00	161,809.83	8.565	607	81.76
175,001 - 200,000	641	120,140,830.86	9.24	187,427.19	8.437	611	80.83
200,001 - 225,000	539	114,761,290.62	8.82	212,915.20	8.313	615	82.38
225,001 - 250,000	423	100,535,668.73	7.73	237,672.98	8.300	614	82.59
250,001 - 275,000	373	97,746,363.86	7.52	262,054.59	8.122	621	81.64
275,001 - 300,000	224	64,155,938.21	4.93	286,410.44	8.151	626	78.67
300,001 - 333,700	217	68,621,341.92	5.28	316,227.38	8.056	638	80.98
333,701 - 350,000	93	31,810,700.00	2.45	342,050.54	8.103	632	81.90
350,001 - 400,000	238	88,673,225.39	6.82	372,576.58	7.997	642	81.04
400,001 - 500,000	273	122,215,730.70	9.40	447,676.67	8.059	637	80.63
500,001 - 600,000	100	54,770,491.57	4.21	547,704.92	7.938	633	80.90
600,001 - 700,000	35	22,321,361.37	1.72	637,753.18	7.828	633	80.93
700,001 - 800,000	15	11,314,683.05	0.87	754,312.20	8.456	619	79.72
800,001 - 900,000	9	7,552,829.23	0.58	839,203.25	8.013	590	71.48
900,001 - 1,000,000	3	2,955,398.17	0.23	985,132.72	7.448	621	65.22
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the average original principal balance of the Mortgage Loans is $192,322.93.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
19,965 - 25,000	36	805,236.12	0.06	22,367.67	12.026	634	100.00
25,001 - 50,000	207	7,431,376.58	0.57	35,900.37	12.127	632	99.97
50,001 - 75,000	498	32,992,667.29	2.54	66,250.34	9.684	606	82.48
75,001 - 100,000	753	66,175,792.15	5.09	87,882.86	9.131	600	81.99
100,001 - 125,000	729	81,929,641.13	6.30	112,386.34	8.898	605	81.29
125,001 - 150,000	729	100,461,207.46	7.72	137,806.87	8.676	608	81.62
150,001 - 175,000	643	104,189,537.11	8.01	162,036.61	8.563	608	81.71
175,001 - 200,000	636	119,295,513.61	9.17	187,571.56	8.434	610	80.80
200,001 - 225,000	544	115,898,693.47	8.91	213,049.07	8.313	615	82.40
225,001 - 250,000	418	99,448,122.42	7.65	237,914.17	8.303	614	82.60
250,001 - 275,000	373	97,771,455.22	7.52	262,121.86	8.122	621	81.65
275,001 - 300,000	223	63,880,997.63	4.91	286,461.87	8.152	626	78.60
300,001 - 325,000	167	52,138,201.41	4.01	312,204.80	8.020	638	80.12
325,001 - 358,700	193	65,980,259.03	5.07	341,866.63	8.082	640	82.46
358,701 - 375,000	90	33,025,984.07	2.54	366,955.38	8.048	636	80.74
375,001 - 425,000	181	72,246,266.73	5.56	399,150.64	8.020	637	80.70
425,001 - 525,000	217	101,822,735.07	7.83	469,229.19	8.038	637	80.83
525,001 - 625,000	86	48,819,850.69	3.75	567,672.68	7.908	632	80.59
625,001 - 725,000	27	17,927,915.86	1.38	663,996.88	7.950	636	80.98
725,001 - 825,000	12	9,395,961.94	0.72	782,996.83	8.313	615	79.78
825,001 - 925,000	7	5,923,188.43	0.46	846,169.78	8.205	582	67.76
925,001 - 997,847	3	2,955,398.17	0.23	985,132.72	7.448	621	65.22
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

After being scheduled to the cut-off date of September 1, 2006, the average current principal balance of the Mortgage Loans is $192,043.12. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
6.000 - 6.000	1	181,444.85	0.01	181,444.85	6.000	623	65.00
6.001 - 6.500	156	42,352,993.98	3.26	271,493.55	6.279	686	64.71
6.501 - 7.000	317	78,919,838.03	6.07	248,958.48	6.851	642	75.66
7.001 - 7.500	675	169,715,349.75	13.05	251,430.15	7.302	636	78.84
7.501 - 8.000	1,221	283,187,141.21	21.77	231,930.50	7.810	627	80.52
8.001 - 8.500	1,000	199,557,999.53	15.34	199,558.00	8.300	620	81.97
8.501 - 9.000	1,133	207,749,248.50	15.97	183,362.09	8.779	606	82.77
9.001 - 9.500	674	114,080,052.17	8.77	169,258.24	9.278	599	83.46
9.501 - 10.000	659	100,502,852.66	7.73	152,508.12	9.772	594	85.99
10.001 - 10.500	316	44,080,513.70	3.39	139,495.30	10.269	594	87.38
10.501 - 11.000	187	25,301,745.84	1.95	135,303.45	10.783	604	87.45
11.001 - 11.500	92	12,515,372.97	0.96	136,036.66	11.265	591	86.91
11.501 - 12.000	108	10,144,967.52	0.78	93,934.88	11.784	597	88.31
12.001 - 12.500	105	6,540,563.73	0.50	62,291.08	12.315	601	91.37
12.501 - 13.000	111	4,900,827.50	0.38	44,151.60	12.749	625	98.41
13.001 - 13.500	17	785,089.65	0.06	46,181.74	13.244	599	95.44
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 8.396%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
120 - 240	122	15,017,460.08	1.15	123,093.94	8.103	631	73.14
241 - 360	6,650	1,285,498,541.51	98.85	193,308.05	8.399	619	81.47
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 358 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
114 - 120	11	1,180,490.77	0.09	107,317.34	8.587	625	71.29
121 - 180	64	7,458,008.14	0.57	116,531.38	8.106	631	69.69
181 - 240	47	6,378,961.17	0.49	135,722.58	8.010	631	77.52
241 - 300	9	1,085,260.45	0.08	120,584.49	8.775	616	84.85
301 - 359	6,641	1,284,413,281.06	98.76	193,406.61	8.399	619	81.47
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 355 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
9.94 - 10.00	1	79,381.63	0.01	79,381.63	7.500	602	9.94
10.01 - 15.00	1	59,940.43	0.00	59,940.43	9.475	548	11.43
15.01 - 20.00	3	274,157.42	0.02	91,385.81	7.762	656	17.35
20.01 - 25.00	8	1,192,477.31	0.09	149,059.66	6.976	708	23.07
25.01 - 30.00	13	1,265,954.01	0.10	97,381.08	7.860	610	28.02
30.01 - 35.00	22	3,598,623.63	0.28	163,573.80	7.747	606	32.85
35.01 - 40.00	28	4,770,673.37	0.37	170,381.19	7.469	636	37.72
40.01 - 45.00	48	7,587,911.94	0.58	158,081.50	7.413	625	42.57
45.01 - 50.00	70	12,098,928.85	0.93	172,841.84	7.551	641	47.91
50.01 - 55.00	83	14,711,280.80	1.13	177,244.35	7.881	593	52.99
55.01 - 60.00	133	27,161,913.53	2.09	204,224.91	7.464	632	57.83
60.01 - 65.00	222	44,639,110.41	3.43	201,077.07	7.813	611	63.15
65.01 - 70.00	274	52,715,726.10	4.05	192,393.16	8.219	587	68.54
70.01 - 75.00	416	85,529,247.46	6.58	205,599.15	8.301	580	73.74
75.01 - 80.00	2,009	458,080,933.05	35.22	228,014.40	8.131	630	79.77
80.01 - 85.00	618	121,625,672.49	9.35	196,805.30	8.284	603	84.38
85.01 - 90.00	1,694	308,117,545.96	23.69	181,887.57	8.755	615	89.69
90.01 - 95.00	703	127,650,115.99	9.82	181,579.11	8.770	639	94.74
95.01 - 100.00	426	29,356,407.21	2.26	68,911.75	11.111	652	99.91
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 81.37%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
9.94 - 10.00	1	79,381.63	0.01	79,381.63	7.500	602	9.94
10.01 - 15.00	1	59,940.43	0.00	59,940.43	9.475	548	11.43
15.01 - 20.00	3	274,157.42	0.02	91,385.81	7.762	656	17.35
20.01 - 25.00	8	1,192,477.31	0.09	149,059.66	6.976	708	23.07
25.01 - 30.00	13	1,265,954.01	0.10	97,381.08	7.860	610	28.02
30.01 - 35.00	22	3,598,623.63	0.28	163,573.80	7.747	606	32.85
35.01 - 40.00	28	4,770,673.37	0.37	170,381.19	7.469	636	37.72
40.01 - 45.00	47	7,393,054.20	0.57	157,299.03	7.392	626	42.57
45.01 - 50.00	69	11,717,658.07	0.90	169,821.13	7.582	640	47.85
50.01 - 55.00	82	14,542,827.24	1.12	177,351.55	7.872	593	53.00
55.01 - 60.00	131	26,654,262.40	2.05	203,467.65	7.478	632	57.85
60.01 - 65.00	223	45,160,960.73	3.47	202,515.52	7.796	612	62.92
65.01 - 70.00	274	52,425,194.88	4.03	191,332.83	8.214	587	68.50
70.01 - 75.00	406	84,169,755.78	6.47	207,314.67	8.293	580	73.73
75.01 - 80.00	772	154,406,410.35	11.87	200,008.30	8.198	596	79.32
80.01 - 85.00	576	114,880,181.55	8.83	199,444.76	8.256	603	84.31
85.01 - 90.00	1,492	279,534,277.80	21.49	187,355.41	8.708	616	89.63
90.01 - 95.00	724	131,848,638.31	10.14	182,111.38	8.744	638	94.18
95.01 - 100.00	1,900	366,541,572.48	28.18	192,916.62	8.443	644	82.47
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 86.37%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Owner Occupied	6,030	1,180,471,477.25	90.77	195,766.41	8.324	616	80.85
Investor Property	671	105,770,118.70	8.13	157,630.58	9.210	650	86.74
Second Home	71	14,274,405.64	1.10	201,047.97	8.281	657	85.00
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Two to Four Family	369	87,005,246.21	6.69	235,786.58	8.401	641	82.20
Condominium	543	94,932,600.64	7.30	174,829.84	8.429	633	82.03
PUD	650	147,709,235.37	11.36	227,244.98	8.343	622	82.52
Single Family	5,181	966,822,948.09	74.34	186,609.33	8.400	616	81.06
Single Family Attached	29	4,045,971.28	0.31	139,516.25	8.587	605	80.11
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Cash-Out Refinance	3,948	750,356,882.64	57.7	190060	8.321	604	79.47
Purchase	2,483	491,747,144.97	37.81	198045.57	8.535	642	84.18
Rate/Term Refinance	341	58,411,973.98	4.49	171296.11	8.19	623	82.15
Total	6,772	1,300,516,001.59	100	192043.12	8.396	619	81.37

Distribution by Documentation Type

Documentation Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Full Doc	4,330	788,816,767.60	60.65	182,174.77	8.151	608	80.66
Limited Doc	563	115,685,804.76	8.90	205,481.00	8.454	611	81.61
Stated Doc	1,879	396,013,429.23	30.45	210,757.55	8.866	645	82.73
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First Lien	6,430	1,285,111,820.03	98.82	199,861.87	8.352	619	81.15
Second Lien	342	15,404,181.56	1.18	45,041.47	12.064	638	99.98
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six-Month LIBOR	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

Geographic Distribution

Geographic Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	1,008	328,475,504.74	25.26	325,868.56	7.924	636	77.61
Florida	898	173,941,969.38	13.37	193,699.30	8.469	613	80.52
Illinois	638	111,221,125.63	8.55	174,327.78	8.682	618	84.14
Arizona	471	82,310,047.01	6.33	174,755.94	8.446	618	81.84
Maryland	291	58,779,593.71	4.52	201,991.73	8.068	611	79.45
New Jersey	215	52,428,925.82	4.03	243,855.47	8.380	609	79.06
New York	168	49,236,569.48	3.79	293,074.82	8.050	635	80.09
Texas	339	42,149,889.02	3.24	124,335.96	8.942	612	83.86
Nevada	167	34,254,391.08	2.63	205,116.11	8.243	628	82.97
Pennsylvania	220	29,377,201.79	2.26	133,532.74	8.559	592	83.57
Washington	141	27,780,433.09	2.14	197,024.35	8.443	610	82.82
Michigan	233	26,560,428.20	2.04	113,993.25	8.949	599	85.66
Massachusetts	99	23,026,991.94	1.77	232,595.88	8.116	623	78.55
Minnesota	114	22,219,599.72	1.71	194,908.77	8.671	619	83.71
Missouri	184	21,707,520.64	1.67	117,975.66	9.084	595	87.60
Utah	137	20,294,401.53	1.56	148,134.32	8.789	638	85.36
Ohio	153	16,190,518.69	1.24	105,820.38	8.793	599	88.95
Colorado	95	16,121,599.39	1.24	169,701.05	8.306	625	86.32
Wisconsin	123	15,458,426.92	1.19	125,678.27	9.347	606	87.23
Indiana	133	13,493,246.17	1.04	101,452.98	9.055	614	87.76
Connecticut	64	13,296,193.72	1.02	207,753.03	8.564	611	81.63
North Carolina	77	10,721,859.66	0.82	139,244.93	9.172	596	86.18
Louisiana	79	9,609,264.51	0.74	121,636.26	8.613	603	84.71
Hawaii	29	8,224,187.43	0.63	283,592.67	7.929	632	80.48
Tennessee	60	7,729,689.94	0.59	128,828.17	8.913	598	85.06
New Mexico	47	6,983,725.56	0.54	148,589.91	8.809	623	85.65
Rhode Island	33	6,856,070.95	0.53	207,759.73	8.047	602	77.97
Oregon	32	6,545,243.69	0.50	204,538.87	8.139	624	82.99
South Carolina	45	5,884,802.20	0.45	130,773.38	9.327	602	86.33
Georgia	39	5,684,928.69	0.44	145,767.40	9.259	596	87.24
Delaware	30	5,346,823.13	0.41	178,227.44	8.122	618	84.50
Oklahoma	57	5,311,380.53	0.41	93,182.11	9.244	616	86.58
Kansas	43	5,014,050.84	0.39	116,605.83	9.208	600	84.57
Alabama	39	4,699,540.61	0.36	120,501.04	9.191	594	84.74
Iowa	40	4,280,153.72	0.33	107,003.84	9.328	603	86.43
Kentucky	41	3,845,703.19	0.30	93,797.64	9.042	588	86.91
Arkansas	25	3,678,282.80	0.28	147,131.31	9.517	637	88.79
Mississippi	31	3,637,975.24	0.28	117,354.04	9.009	609	87.72
Idaho	18	2,826,257.62	0.22	157,014.31	8.501	591	82.69
Maine	20	2,712,650.98	0.21	135,632.55	8.393	595	80.96
Alaska	13	2,525,522.45	0.19	194,270.96	8.593	604	78.07
Wyoming	22	2,512,167.06	0.19	114,189.41	8.467	611	83.70
Nebraska	25	2,458,635.76	0.19	98,345.43	9.910	596	90.68
New Hampshire	14	2,084,711.00	0.16	148,907.93	8.960	595	80.01
Vermont	8	1,217,293.19	0.09	152,161.65	8.783	625	84.69
District of Columbia	2	586,092.02	0.05	293,046.01	8.358	527	59.67
North Dakota	4	471,471.39	0.04	117,867.85	10.570	545	87.35
South Dakota	5	394,320.65	0.03	78,864.13	9.221	604	84.32
Montana	3	348,619.11	0.03	116,206.37	9.149	680	82.58
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	4,225	841,799,538.23	64.73	199,242.49	8.205	620	80.75
Has No Prepayment Penalty	2,547	458,716,463.36	35.27	180,100.69	8.745	618	82.52
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
No Prepayment Penalty	2,547	458,716,463.36	35.27	180,100.69	8.745	618	82.52
12	256	67,432,129.92	5.19	263,406.76	8.270	634	80.82
24	2,379	501,686,377.84	38.58	210,881.20	8.296	618	82.30
30	4	903,530.33	0.07	225,882.58	8.714	600	87.12
36	1,586	271,777,500.14	20.90	171,360.34	8.020	622	77.85
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
500 - 524	403	69,739,510.56	5.36	173,050.89	9.230	512	76.25
525 - 549	506	87,316,319.04	6.71	172,561.90	8.988	537	78.17
550 - 574	761	133,064,485.07	10.23	174,854.78	8.742	562	80.05
575 - 599	861	150,463,159.98	11.57	174,753.96	8.591	587	80.91
600 - 624	1,326	255,668,181.62	19.66	192,811.60	8.309	612	82.71
625 - 649	1,258	240,809,249.38	18.52	191,422.30	8.302	636	82.94
650 - 674	797	165,387,399.23	12.72	207,512.42	8.100	661	83.19
675 - 699	412	92,111,429.17	7.08	223,571.43	8.026	686	81.57
700 - 724	228	51,069,794.98	3.93	223,990.33	7.986	710	81.78
725 - 749	112	24,279,725.54	1.87	216,783.26	8.016	736	80.76
750 - 774	61	17,029,266.94	1.31	279,168.31	7.568	763	77.04
775 - 799	41	11,864,411.72	0.91	289,375.90	7.429	784	75.64
800 - 816	6	1,713,068.36	0.13	285,511.39	7.343	807	68.59
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 619.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.00 - 10.00	65	14,153,605.90	1.09	217,747.78	8.570	624	83.02
10.01 - 20.00	231	42,143,594.82	3.24	182,439.80	8.490	627	80.44
20.01 - 30.00	711	123,654,971.41	9.51	173,916.98	8.343	621	79.53
30.01 - 40.00	1,742	324,176,347.66	24.93	186,094.34	8.349	621	81.09
40.01 - 50.00	3,790	753,633,397.74	57.95	198,847.86	8.423	620	82.46
50.01 - 55.00	233	42,754,084.06	3.29	183,493.92	8.266	590	69.96
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Distribution by Margin*

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.750 - 3.000	1	139,727.15	0.01	139,727.15	6.125	644	32.76
3.501 - 4.000	1	156,997.15	0.01	156,997.15	9.990	586	82.74
4.001 - 4.500	407	79,503,500.26	7.49	195,340.30	8.679	615	84.02
4.501 - 5.000	3	689,864.94	0.06	229,954.98	8.338	555	66.19
5.001 - 5.500	96	20,111,657.76	1.89	209,496.44	7.769	657	82.50
5.501 - 6.000	4,178	909,800,725.19	85.72	217,759.87	8.399	620	82.20
6.001 - 6.500	243	39,475,262.56	3.72	162,449.64	8.982	562	79.75
6.501 - 7.000	73	10,375,310.27	0.98	142,127.54	9.217	530	73.24
7.001 - 7.125	3	1,155,254.66	0.11	385,084.89	7.765	644	80.00
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average margin of the Adjustable Rate Mortgage Loans is 5.891%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Next Rate Change Date*

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2008-01 to 2008-06	2,533	543,964,488.16	51.25	214,751.08	8.351	618	82.21
2008-07 to 2008-12	1,061	225,674,216.40	21.26	212,699.54	8.754	616	82.12
2009-01 to 2009-06	999	203,157,983.62	19.14	203,361.34	8.316	614	82.40
2009-07 to 2009-12	412	88,611,611.76	8.35	215,076.73	8.436	620	81.24
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average next rate change date of the Adjustable Rate Mortgage Loans is September 15, 2008.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Maximum Mortgage Rates*

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
12.000 - 12.000	1	181,444.85	0.02	181,444.85	6.000	623	65.00
12.001 - 12.500	39	12,298,051.74	1.16	315,334.66	6.371	634	74.64
12.501 - 13.000	185	52,209,515.10	4.92	282,213.60	6.856	641	77.78
13.001 - 13.500	501	140,309,325.40	13.22	280,058.53	7.295	637	79.73
13.501 - 14.000	960	241,562,128.73	22.76	251,627.22	7.809	628	80.74
14.001 - 14.500	775	168,007,845.67	15.83	216,784.32	8.300	621	82.31
14.501 - 15.000	926	180,112,679.15	16.97	194,506.13	8.780	606	82.93
15.001 - 15.500	568	100,556,440.13	9.47	177,035.99	9.277	599	83.63
15.501 - 16.000	528	87,190,230.76	8.21	165,133.01	9.772	596	86.10
16.001 - 16.500	261	38,650,493.68	3.64	148,086.18	10.269	593	87.51
16.501 - 17.000	148	21,368,309.45	2.01	144,380.47	10.779	601	87.38
17.001 - 17.500	61	10,387,408.14	0.98	170,285.38	11.260	585	85.80
17.501 - 18.000	32	5,682,201.29	0.54	177,568.79	11.776	571	81.56
18.001 - 18.500	16	2,298,865.09	0.22	143,679.07	12.292	542	76.89
18.501 - 19.000	3	354,868.81	0.03	118,289.60	12.647	559	78.30
19.001 - 19.500	1	238,491.95	0.02	238,491.95	13.500	598	85.00
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans is 14.437%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Minimum Mortgage Rates*

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
6.000 - 6.000	1	181,444.85	0.02	181,444.85	6.000	623	65.00
6.001 - 6.500	39	12,298,051.74	1.16	315,334.66	6.371	634	74.64
6.501 - 7.000	185	52,209,515.10	4.92	282,213.60	6.856	641	77.78
7.001 - 7.500	501	140,309,325.40	13.22	280,058.53	7.295	637	79.73
7.501 - 8.000	960	241,562,128.73	22.76	251,627.22	7.809	628	80.74
8.001 - 8.500	775	168,007,845.67	15.83	216,784.32	8.300	621	82.31
8.501 - 9.000	926	180,112,679.15	16.97	194,506.13	8.780	606	82.93
9.001 - 9.500	568	100,556,440.13	9.47	177,035.99	9.277	599	83.63
9.501 - 10.000	528	87,190,230.76	8.21	165,133.01	9.772	596	86.10
10.001 - 10.500	261	38,650,493.68	3.64	148,086.18	10.269	593	87.51
10.501 - 11.000	148	21,368,309.45	2.01	144,380.47	10.779	601	87.38
11.001 - 11.500	61	10,387,408.14	0.98	170,285.38	11.260	585	85.80
11.501 - 12.000	32	5,682,201.29	0.54	177,568.79	11.776	571	81.56
12.001 - 12.500	16	2,298,865.09	0.22	143,679.07	12.292	542	76.89
12.501 - 13.000	3	354,868.81	0.03	118,289.60	12.647	559	78.30
13.001 - 13.500	1	238,491.95	0.02	238,491.95	13.500	598	85.00
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans is 8.437%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Initial Periodic Rate Cap*

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.000	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans is 2.000%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Subsequent Periodic Rate Cap*

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15
Total	5,005	1,061,408,299.94	100.00	212,069.59	8.437	617	82.15

As of the cutoff date, the weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans is 1.000%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
60	684	198,478,602.64	15.26	290,173.40	7.713	655	82.12
None	6,088	1,102,037,398.95	84.74	181,017.97	8.519	613	81.24
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
0 x 30	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37
Total	6,772	1,300,516,001.59	100.00	192,043.12	8.396	619	81.37

Group II Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$509,500,597.31
Number of Mortgage Loans	1,884
Average Scheduled Principal Balance:	$270,435.56	$28,196.80	$997,847.42
Weighted Average Gross Coupon:	8.233%	6.000%	12.900%
Weighted Average Original Credit Score:	633	501	810
Weighted Average Combined LTV Ratio (1):	81.37%	27.45%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	91.02%	27.45%	100.00%
Weighted Average Stated Remaining Term:	356 Months	117 Months	358 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Roll Term:	24 Months	17 Months	34 Months
Weighted Average Gross Margin:	5.943%	4.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.000%	2.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.244%	12.000%	18.150%
Weighted Average Gross Minimum Lifetime Rate:	8.244%	6.000%	12.150%
Weighted Average Seasoning:	3 Months	2 Months	8 Months
Weighted Average Origination Date:	May 2006	January 2006	June 2006
Weighted Average Next Adjustment Date:	August 2008	February 2008	July 2009
Percent Interest Only Loans:	23.68%
Percent Second Liens:	0.68%
Percent of First Lien with Silent Seconds:	50.15%
Weighted Average Debt-To-Income Ratio:	40.33%	2.00%	55.00%

(1) Combined LTV = Unpaid Principal Balance + Senior Liens / lesser of purchase price or appraised value
(2) Fully Combined LTV = Unpaid Principal Balance + Senior and known Junior Liens / lesser of purchase price or appraised value (i.e. includes silent seconds)

Distribution by Product Type

Product Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
FIXED -10	1	98,145.02	0.02	98,145.02	9.150	570	34.36
FIXED -15	10	1,041,047.59	0.20	104,104.76	8.743	606	73.89
FIXED -20	3	396,302.61	0.08	132,100.87	8.061	626	78.63
FIXED -25	2	203,535.30	0.04	101,767.65	9.223	624	90.00
FIXED -30	215	34,091,368.42	6.69	158,564.50	7.994	649	75.90
FIXED -30 IO	9	2,975,159.66	0.58	330,573.30	9.080	655	90.04
FIXED BALLOON 40/30	12	2,696,853.06	0.53	224,737.76	8.091	630	78.17
HYBRID 2 YRS FIXED	605	155,763,126.22	30.57	257,459.71	8.596	614	81.75
HYBRID 2 YRS FIXED BALLOON	350	105,244,775.32	20.66	300,699.36	8.116	634	81.36
HYBRID 2 YRS FIXED IO	293	99,189,022.39	19.47	338,529.09	7.751	660	82.18
HYBRID 3 YRS FIXED	239	59,981,209.41	11.77	250,967.40	8.513	618	80.85
HYBRID 3 YRS FIXED BALLOON	96	29,326,901.18	5.76	305,488.55	8.382	634	84.09
HYBRID 3 YRS FIXED IO	49	18,493,151.13	3.63	377,411.25	7.555	657	81.01
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Originator

Originator	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Ameriquest	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Servicer

Servicer	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Ameriquest	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Original Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
28,230 - 50,000	12	469,001.06	0.09	39,083.42	11.920	649	100.00
50,001 - 75,000	69	4,545,030.92	0.89	65,870.01	9.871	609	81.92
75,001 - 100,000	116	10,189,803.07	2.00	87,843.13	9.206	598	83.50
100,001 - 125,000	106	11,955,081.51	2.35	112,783.79	9.113	610	83.01
125,001 - 150,000	132	18,301,156.71	3.59	138,645.13	8.797	621	81.72
150,001 - 175,000	159	25,811,090.35	5.07	162,333.90	8.562	616	82.92
175,001 - 200,000	160	29,940,877.96	5.88	187,130.49	8.509	627	80.99
200,001 - 225,000	136	29,043,761.18	5.70	213,557.07	8.256	639	83.07
225,001 - 250,000	121	28,766,895.68	5.65	237,742.94	8.310	627	82.08
250,001 - 275,000	125	32,569,894.59	6.39	260,559.16	8.161	636	81.79
275,001 - 300,000	98	28,189,951.46	5.53	287,652.57	8.198	636	80.78
300,001 - 333,700	106	33,443,484.74	6.56	315,504.57	7.927	652	82.22
333,701 - 350,000	57	19,497,434.53	3.83	342,060.25	8.168	630	82.52
350,001 - 400,000	109	40,479,017.76	7.94	371,367.14	8.064	655	81.82
400,001 - 500,000	221	100,030,725.45	19.63	452,627.72	8.096	638	81.09
500,001 - 600,000	95	52,123,118.52	10.23	548,664.41	7.966	634	80.49
600,001 - 700,000	35	22,321,361.37	4.38	637,753.18	7.828	633	80.93
700,001 - 800,000	15	11,314,683.05	2.22	754,312.20	8.456	619	79.72
800,001 - 900,000	9	7,552,829.23	1.48	839,203.25	8.013	590	71.48
900,001 - 1,000,000	3	2,955,398.17	0.58	985,132.72	7.448	621	65.22
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the average original principal balance of the Mortgage Loans is $270,750.53.

Distribution by Current Unpaid Principal Balance

Range ($)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
28,197 - 50,000	12	469,001.06	0.09	39,083.42	11.920	649	100.00
50,001 - 75,000	69	4,545,030.92	0.89	65,870.01	9.871	609	81.92
75,001 - 100,000	117	10,287,948.09	2.02	87,931.18	9.205	598	83.03
100,001 - 125,000	106	11,981,807.49	2.35	113,035.92	9.106	611	83.17
125,001 - 150,000	133	18,476,086.47	3.63	138,917.94	8.819	620	82.00
150,001 - 175,000	157	25,511,289.59	5.01	162,492.29	8.544	617	82.84
175,001 - 200,000	160	29,940,877.96	5.88	187,130.49	8.509	627	80.99
200,001 - 225,000	137	29,268,545.43	5.74	213,639.02	8.254	639	83.09
225,001 - 250,000	121	28,791,960.65	5.65	237,950.09	8.309	627	82.12
250,001 - 275,000	124	32,320,045.37	6.34	260,645.53	8.164	637	81.73
275,001 - 300,000	98	28,189,951.46	5.53	287,652.57	8.198	636	80.78
300,001 - 325,000	82	25,545,145.33	5.01	311,526.16	7.960	650	82.40
325,001 - 358,700	105	35,897,487.84	7.05	341,880.84	8.001	644	82.12
358,701 - 375,000	44	16,124,164.47	3.16	366,458.28	8.197	652	81.74
375,001 - 425,000	87	34,916,939.72	6.85	401,344.13	8.159	645	82.45
425,001 - 525,000	200	93,834,205.39	18.42	469,171.03	8.050	638	80.78
525,001 - 625,000	83	47,197,645.67	9.26	568,646.33	7.934	632	80.38
625,001 - 725,000	27	17,927,915.86	3.52	663,996.88	7.950	636	80.98
725,001 - 825,000	12	9,395,961.94	1.84	782,996.83	8.313	615	79.78
825,001 - 925,000	7	5,923,188.43	1.16	846,169.78	8.205	582	67.76
925,001 - 997,847	3	2,955,398.17	0.58	985,132.72	7.448	621	65.22
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

After being scheduled to the cut-off date of September 1, 2006, the average current principal balance of the Mortgage Loans is $270,435.56. All weighted averages are based on these scheduled balances.

Distribution by Current Gross Mortgage Rate

Mortgage Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
6.000 - 6.000	1	181,444.85	0.04	181,444.85	6.000	623	65.00
6.001 - 6.500	33	13,957,094.15	2.74	422,942.25	6.225	697	65.59
6.501 - 7.000	67	22,028,099.09	4.32	328,777.60	6.880	649	77.48
7.001 - 7.500	249	82,657,252.45	16.22	331,956.84	7.268	645	80.22
7.501 - 8.000	443	134,714,363.86	26.44	304,095.63	7.814	642	80.90
8.001 - 8.500	331	87,154,675.17	17.11	263,307.18	8.289	634	81.49
8.501 - 9.000	301	76,174,240.29	14.95	253,070.57	8.760	623	82.04
9.001 - 9.500	172	40,251,198.78	7.90	234,018.60	9.265	609	82.73
9.501 - 10.000	135	28,612,532.73	5.62	211,944.69	9.783	600	86.43
10.001 - 10.500	57	10,073,057.85	1.98	176,720.31	10.284	601	88.88
10.501 - 11.000	35	5,100,941.95	1.00	145,741.20	10.741	605	88.43
11.001 - 11.500	15	4,443,944.51	0.87	296,262.97	11.256	576	86.13
11.501 - 12.000	18	2,136,788.04	0.42	118,710.45	11.888	643	97.31
12.001 - 12.500	12	1,030,231.31	0.20	85,852.61	12.318	641	100.00
12.501 - 12.900	15	984,732.28	0.19	65,648.82	12.659	649	100.00
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average current gross mortgage rate of the Mortgage Loans is 8.233%.

Distribution by Original Term to Maturity

Original Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
120 - 240	17	2,159,127.71	0.42	127,007.51	8.776	599	75.86
241 - 360	1,867	507,341,469.60	99.58	271,741.55	8.230	633	81.39
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average original term to maturity of the Mortgage Loans is 359 months.

Distribution by Remaining Term to Maturity

Remaining Term to Maturity (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
117 - 120	1	98,145.02	0.02	98,145.02	9.150	570	34.36
121 - 180	12	1,220,452.17	0.24	101,704.35	8.899	595	74.97
181 - 240	4	840,530.52	0.16	210,132.63	8.552	608	82.00
241 - 300	2	203,535.30	0.04	101,767.65	9.223	624	90.00
301 - 358	1,865	507,137,934.30	99.54	271,923.83	8.230	633	81.39
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average remaining term to maturity of the Mortgage Loans is 356 months.

Distribution by Combined Original Loan-To-Value Ratio

Combined Original Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
27.45 - 30.00	1	69,731.89	0.01	69,731.89	6.800	604	27.45
30.01 - 35.00	5	1,437,825.13	0.28	287,565.03	8.077	581	34.16
35.01 - 40.00	7	1,548,164.65	0.30	221,166.38	6.957	700	38.11
40.01 - 45.00	10	1,691,633.67	0.33	169,163.37	7.607	591	42.36
45.01 - 50.00	9	1,878,868.28	0.37	208,763.14	7.513	638	47.59
50.01 - 55.00	14	3,985,807.32	0.78	284,700.52	8.105	561	53.47
55.01 - 60.00	26	7,885,715.75	1.55	303,296.76	7.440	643	57.81
60.01 - 65.00	34	10,274,084.61	2.02	302,178.96	7.436	655	63.04
65.01 - 70.00	47	13,634,249.76	2.68	290,090.42	8.082	589	68.90
70.01 - 75.00	58	19,802,081.42	3.89	341,415.20	8.088	572	73.88
75.01 - 80.00	982	278,139,788.81	54.59	283,238.07	8.036	645	79.89
80.01 - 85.00	115	33,956,783.06	6.66	295,276.37	8.145	608	84.56
85.01 - 90.00	369	94,387,799.58	18.53	255,793.49	8.724	618	89.71
90.01 - 95.00	142	33,256,875.95	6.53	234,203.35	8.688	657	94.75
95.01 - 100.00	65	7,551,187.43	1.48	116,172.11	10.989	665	99.92
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average Combined original LTV of the Mortgage Loans is 81.37%.

Distribution by Fully Combined Loan-To-Value Ratio

Fully Combined Loan-To-Value Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
27.45 - 30.00	1	69,731.89	0.01	69,731.89	6.800	604	27.45
30.01 - 35.00	5	1,437,825.13	0.28	287,565.03	8.077	581	34.16
35.01 - 40.00	7	1,548,164.65	0.30	221,166.38	6.957	700	38.11
40.01 - 45.00	10	1,691,633.67	0.33	169,163.37	7.607	591	42.36
45.01 - 50.00	9	1,878,868.28	0.37	208,763.14	7.513	638	47.59
50.01 - 55.00	14	3,985,807.32	0.78	284,700.52	8.105	561	53.47
55.01 - 60.00	25	7,595,064.62	1.49	303,802.58	7.463	644	57.83
60.01 - 65.00	34	10,274,084.61	2.02	302,178.96	7.436	655	63.04
65.01 - 70.00	46	13,159,085.93	2.58	286,067.09	8.060	590	68.86
70.01 - 75.00	57	19,382,799.63	3.80	340,049.12	8.116	571	73.85
75.01 - 80.00	147	40,484,183.60	7.95	275,402.61	8.003	603	79.17
80.01 - 85.00	107	30,931,439.07	6.07	289,078.87	8.142	605	84.38
85.01 - 90.00	327	84,115,124.38	16.51	257,232.80	8.696	621	89.68
90.01 - 95.00	144	34,438,273.07	6.76	239,154.67	8.624	656	94.24
95.01 - 100.00	951	258,508,511.46	50.74	271,828.09	8.168	649	81.02
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average fully combined original LTV of the Mortgage Loans is 91.02%.

Distribution by Occupancy Type

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Investor	73	17,295,877.92	3.39	236,929.83	9.138	660	87.55
Primary	1,807	491,229,083.11	96.41	271,847.86	8.201	632	81.16
Second Home	4	975,636.28	0.19	243,909.07	8.003	665	76.00
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Property Type

Property Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Two to Four Family	113	36,521,852.22	7.17	323,202.23	8.248	662	83.72
Condominium	194	44,085,727.00	8.65	227,246.02	8.241	640	81.39
PUD	254	72,882,253.24	14.30	286,938.00	8.254	629	82.19
Single Family	1,314	354,692,599.00	69.62	269,933.48	8.223	631	80.96
Single Family Attached	9	1,318,165.85	0.26	146,462.87	9.007	582	80.47
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Loan Purpose

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Purchase	1,263	340,901,821.23	66.91	269,914.35	8.253	645	82.72
Cash-Out Refinance	581	159,549,931.70	31.31	274,612.62	8.209	607	78.39
Rate/Term Refinance	40	9,048,844.38	1.78	226,221.11	7.878	644	82.87
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Documentation Type

Documentation Type	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Full	967	250,501,881.31	49.17	259,050.55	7.893	622	80.66
Limited	212	57,011,032.43	11.19	268,919.96	8.226	619	82.30
Stated	705	201,987,683.57	39.64	286,507.35	8.655	651	81.99
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Lien Position

Lien Positon	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
First	1,837	506,042,698.66	99.32	275,472.35	8.206	633	81.24
Second	47	3,457,898.65	0.68	73,572.31	12.041	646	100.00
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Index

Index	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Six Month LIBOR	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

Geographic Distribution

Geographic Distribution	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
California	555	208,944,470.90	41.01	376,476.52	7.947	642	79.75
Florida	324	76,073,720.23	14.93	234,795.43	8.373	627	80.83
Illinois	126	28,855,343.89	5.66	229,010.67	8.639	633	83.41
Arizona	121	26,511,317.29	5.20	219,101.80	8.295	623	81.34
New York	61	24,805,739.83	4.87	406,651.47	8.113	646	81.32
New Jersey	62	19,373,754.26	3.80	312,479.91	8.174	639	82.49
Maryland	50	13,554,098.62	2.66	271,081.97	7.941	635	80.32
Texas	81	13,452,262.86	2.64	166,077.32	9.006	615	85.11
Nevada	51	12,373,774.70	2.43	242,623.03	8.224	633	81.32
Utah	40	8,343,449.08	1.64	208,586.23	8.810	649	85.72
Washington	32	8,316,571.09	1.63	259,892.85	8.447	620	81.92
Massachusetts	21	7,398,666.57	1.45	352,317.46	8.231	644	82.02
Pennsylvania	38	5,656,238.27	1.11	148,848.38	8.688	569	83.61
Minnesota	17	4,988,839.45	0.98	293,461.14	8.622	631	84.24
Michigan	38	4,730,795.95	0.93	124,494.63	8.858	610	84.89
Colorado	19	4,627,060.43	0.91	243,529.50	8.004	639	84.60
Connecticut	14	3,651,696.80	0.72	260,835.49	8.294	649	85.44
Hawaii	6	3,061,654.04	0.60	510,275.67	8.172	617	80.56
Missouri	22	2,962,769.83	0.58	134,671.36	8.832	600	86.05
Louisiana	21	2,765,791.67	0.54	131,704.37	8.497	624	85.28
Wisconsin	13	2,437,294.46	0.48	187,484.19	8.572	624	84.49
Tennessee	13	2,311,291.23	0.45	177,791.63	8.919	600	86.72
Ohio	18	2,234,173.41	0.44	124,120.75	8.827	610	91.83
North Carolina	11	2,074,155.74	0.41	188,559.61	8.830	585	84.60
Indiana	19	1,885,486.62	0.37	99,236.14	9.203	618	86.68
Oregon	6	1,628,255.09	0.32	271,375.85	7.355	671	79.82
South Carolina	6	1,474,224.99	0.29	245,704.17	10.302	629	93.08
Rhode Island	6	1,416,456.81	0.28	236,076.14	7.932	598	80.91
Georgia	9	1,345,072.35	0.26	149,452.48	9.457	579	88.85
New Mexico	7	1,224,886.13	0.24	174,983.73	9.194	587	85.07
Kansas	8	1,224,500.37	0.24	153,062.55	8.840	601	83.60
Alabama	8	1,217,929.70	0.24	152,241.21	9.273	602	86.68
Oklahoma	12	1,200,582.56	0.24	100,048.55	9.025	610	82.40
Delaware	5	1,078,831.98	0.21	215,766.40	8.593	601	86.14
Wyoming	4	671,657.70	0.13	167,914.43	7.819	646	80.00
Alaska	3	600,376.34	0.12	200,125.45	8.725	559	80.35
Nebraska	4	599,787.35	0.12	149,946.84	10.641	575	91.23
Arkansas	5	586,965.05	0.12	117,393.01	8.465	642	91.75
Iowa	6	577,458.14	0.11	96,243.02	8.957	590	83.13
Mississippi	3	526,672.64	0.10	175,557.55	8.782	633	93.12
Kentucky	6	521,155.33	0.10	86,859.22	8.064	623	83.10
Vermont	3	511,963.44	0.10	170,654.48	8.547	599	90.00
Idaho	3	492,189.66	0.10	164,063.22	9.602	577	85.64
District of Columbia	1	459,811.96	0.09	459,811.96	8.250	508	60.26
Maine	3	438,114.05	0.09	146,038.02	8.821	578	84.95
New Hampshire	1	156,471.78	0.03	156,471.78	8.650	623	94.71
South Dakota	1	91,376.55	0.02	91,376.55	7.990	653	87.80
North Dakota	1	65,440.12	0.01	65,440.12	10.500	523	64.95
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Prepayment Penalty Status

Prepayment Penalty Status	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
Has a Prepayment Penalty	1,290	349,926,306.04	68.68	271,260.70	8.040	633	80.61
Has No Prepayment Penalty	594	159,574,291.27	31.32	268,643.59	8.655	635	83.02
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Prepayment Penalty Term

Prepayment Penalty Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
No Prepayment Penalty	594	159,574,291.27	31.32	268,643.59	8.655	635	83.02
12	104	36,520,572.45	7.17	351,159.35	8.250	644	81.47
24	913	250,482,666.30	49.16	274,351.22	8.047	631	81.55
36	273	62,923,067.29	12.35	230,487.43	7.888	630	76.39
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Credit Score

Credit Score	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
501 - 524	68	15,358,901.61	3.01	225,866.20	9.147	512	74.63
525 - 549	102	22,962,601.68	4.51	225,123.55	8.951	537	78.34
550 - 574	142	35,984,386.43	7.06	253,411.17	8.751	563	80.04
575 - 599	183	46,823,555.57	9.19	255,866.42	8.464	588	81.27
600 - 624	370	101,814,486.00	19.98	275,174.29	8.115	613	82.17
625 - 649	386	102,238,169.82	20.07	264,865.72	8.215	635	82.19
650 - 674	272	75,487,383.37	14.82	277,527.14	8.079	660	82.66
675 - 699	177	51,300,635.94	10.07	289,834.10	8.066	686	81.57
700 - 724	96	27,968,446.40	5.49	291,337.98	7.985	710	82.67
725 - 749	38	11,650,955.51	2.29	306,604.09	7.780	735	80.18
750 - 774	28	10,078,363.67	1.98	359,941.56	7.494	764	78.13
775 - 799	19	6,662,480.19	1.31	350,656.85	7.375	784	77.15
800 - 810	3	1,170,231.12	0.23	390,077.04	7.562	807	72.84
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

As of the cutoff date, the weighted average credit score of the Mortgage Loans is 633.

Distribution by Debt-To-Income Ratio

Debt-To-Income Ratio (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.00 - 10.00	17	5,005,774.19	0.98	294,457.31	8.132	644	83.94
10.01 - 20.00	69	17,600,455.29	3.45	255,079.06	8.237	636	81.67
20.01 - 30.00	211	47,150,019.84	9.25	223,459.81	8.242	628	80.39
30.01 - 40.00	480	128,850,400.04	25.29	268,438.33	8.160	633	80.84
40.01 - 50.00	1,077	303,369,486.45	59.54	281,680.12	8.263	635	81.98
50.01 - 55.00	30	7,524,461.50	1.48	250,815.38	8.255	575	69.46
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Distribution by Margin*

Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
4.250 - 4.500	75	18,513,851.52	3.96	246,851.35	8.798	632	82.93
4.501 - 5.000	1	459,811.96	0.10	459,811.96	8.250	508	60.26
5.001 - 5.500	17	4,360,137.83	0.93	256,478.70	7.784	657	84.33
5.501 - 6.000	1,493	434,183,353.03	92.77	290,812.69	8.212	634	81.83
6.001 - 6.500	35	7,829,128.75	1.67	223,689.39	8.923	559	77.33
6.501 - 7.000	9	1,704,206.35	0.36	189,356.26	8.681	521	70.17
7.001 - 7.125	2	947,696.21	0.20	473,848.11	7.758	655	80.00
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average margin of the Adjustable Rate Mortgage Loans is 5.943%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Next Rate Change Date*

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2008-02	3	1,169,373.33	0.25	389,791.11	7.700	669	95.00
2008-03	10	2,481,585.73	0.53	248,158.57	8.252	605	86.63
2008-04	11	2,841,932.45	0.61	258,357.50	8.566	636	88.24
2008-05	30	8,012,551.44	1.71	267,085.05	8.182	627	83.19
2008-06	894	258,741,989.78	55.29	289,420.57	8.176	635	81.55
2008-07	300	86,949,491.20	18.58	289,831.64	8.360	627	81.69
2009-03	3	797,939.25	0.17	265,979.75	8.461	610	87.95
2009-04	6	1,925,536.95	0.41	320,922.83	8.403	598	78.55
2009-05	8	2,040,276.54	0.44	255,034.57	8.191	602	77.74
2009-06	285	78,464,057.35	16.77	275,312.48	8.295	628	82.04
2009-07	82	24,573,451.63	5.25	299,676.24	8.369	638	81.25
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average next rate change date of the Adjustable Rate Mortgage Loans is August 29, 2008.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Maximum Mortgage Rates*

Maximum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
12.000 - 12.000	1	181,444.85	0.04	181,444.85	6.000	623	65.00
12.001 - 12.500	10	4,494,102.21	0.96	449,410.22	6.371	629	74.71
12.501 - 13.000	47	17,684,237.34	3.78	376,260.37	6.886	653	80.58
13.001 - 13.500	225	78,063,152.78	16.68	346,947.35	7.267	645	80.21
13.501 - 14.000	410	129,236,310.22	27.61	315,210.51	7.814	642	80.80
14.001 - 14.500	300	83,317,511.61	17.80	277,725.04	8.289	636	81.52
14.501 - 15.000	273	72,547,940.53	15.50	265,743.37	8.762	624	82.35
15.001 - 15.500	156	37,788,447.45	8.07	242,233.64	9.266	609	82.57
15.501 - 16.000	121	26,758,139.91	5.72	221,141.65	9.782	600	86.32
16.001 - 16.500	47	8,886,798.98	1.90	189,080.83	10.286	604	89.70
16.501 - 17.000	26	4,263,697.01	0.91	163,988.35	10.724	602	87.84
17.001 - 17.500	12	4,132,427.31	0.88	344,368.94	11.247	574	85.17
17.501 - 18.000	3	556,548.86	0.12	185,516.29	11.858	660	98.10
18.001 - 18.150	1	87,426.59	0.02	87,426.59	12.150	637	100.00
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average maximum mortgage rate of the Adjustable Rate Mortgage Loans is 14.244%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Minimum Mortgage Rates*

Minimum Mortgage Rates (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
6.000 - 6.000	1	181,444.85	0.04	181,444.85	6.000	623	65.00
6.001 - 6.500	10	4,494,102.21	0.96	449,410.22	6.371	629	74.71
6.501 - 7.000	47	17,684,237.34	3.78	376,260.37	6.886	653	80.58
7.001 - 7.500	225	78,063,152.78	16.68	346,947.35	7.267	645	80.21
7.501 - 8.000	410	129,236,310.22	27.61	315,210.51	7.814	642	80.80
8.001 - 8.500	300	83,317,511.61	17.80	277,725.04	8.289	636	81.52
8.501 - 9.000	273	72,547,940.53	15.50	265,743.37	8.762	624	82.35
9.001 - 9.500	156	37,788,447.45	8.07	242,233.64	9.266	609	82.57
9.501 - 10.000	121	26,758,139.91	5.72	221,141.65	9.782	600	86.32
10.001 - 10.500	47	8,886,798.98	1.90	189,080.83	10.286	604	89.70
10.501 - 11.000	26	4,263,697.01	0.91	163,988.35	10.724	602	87.84
11.001 - 11.500	12	4,132,427.31	0.88	344,368.94	11.247	574	85.17
11.501 - 12.000	3	556,548.86	0.12	185,516.29	11.858	660	98.10
12.001 - 12.150	1	87,426.59	0.02	87,426.59	12.150	637	100.00
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average minimum mortgage rate of the Adjustable Rate Mortgage Loans is 8.244%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Initial Periodic Rate Cap*

Initial Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
2.000	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average initial periodic rate cap of the Adjustable Rate Mortgage Loans is 2.000%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Subsequent Periodic Rate Cap*

Subsequent Periodic Rate Caps (%)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
1.000	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75
Total	1,632	467,998,185.65	100.00	286,763.59	8.244	632	81.75

As of the cutoff date, the weighted average subsequent periodic rate cap of the Adjustable Rate Mortgage Loans is 1.000%.

*Includes Adjustable Rate Mortgage Loans Only

Distribution by Interest Only Term

Interest Only Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
None	1,533	388,843,264.13	76.32	253,648.57	8.381	625	81.11
60	351	120,657,333.18	23.68	343,753.09	7.754	660	82.19
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Historical Delinquency of the Mortgage Loans

Historical Delinquency (Past 12 months)	Count	Current Unpaid Principal Balance ($)	Percent	Avg. Current Unpaid Principal Balance ($)	GWAC (%)	WA FICO	WA Combined LTV (%)
0 x 30	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37
Total	1,884	509,500,597.31	100.00	270,435.56	8.233	633	81.37

Rating Agency Contacts

Standard & Poor’s	Truc Bui:	(212)-438-2673

Moody’s	Greg Besserman:	(212) 553-0323

DBRS	Sagar Kongettira:	212-806-3266